UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report :  May 19, 2022

(Date of earliest event reported)

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IPI	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of William Zisch as a Director

On May 19, 2022, the Board of Directors (the “Board”) of Intrepid Potash, Inc. (the “Company”) appointed William M. Zisch to serve as a Class III director, effective immediately. The Board also appointed Mr. Zisch to serve on each of the Audit Committee, Compensation Committee, Strategy Committee, and Nominating and Corporate Governance Committee.

As compensation for his service on the Board, Mr. Zisch will receive the Company’s standard compensation for non-employee directors, including an annual equity award. There are no understandings or arrangements with any person pursuant to which Mr. Zisch was selected as a director, and Mr. Zisch is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. The Board considered the independence of Mr. Zisch under New York Stock Exchange (“NYSE”) listing standards and concluded that Mr. Zisch is an independent director under the applicable NYSE standards.

Approval of Amended and Restated Equity Incentive Plan

On May 19, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved the Intrepid Potash, Inc. Amended and Restated Equity Incentive Plan (the “A&R Plan”). The A&R Plan was amended to increase the number of shares of common stock authorized for grant by 600,000 newly reserved shares, extend the term of the A&R Plan to May 19, 2032, and make other minor changes to the A&R Plan. The A&R Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the A&R Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 5, 2022 (the “Proxy Statement”). The summaries of the A&R Plan set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the A&R Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders was held on May 19, 2022, as a virtual meeting online via live audio webcast. At the Annual Meeting, there were 10,835,875 shares represented to vote either in person or by proxy, or 79.6% of the outstanding shares entitled to vote, which represented a quorum. The Company’s stockholders voted on, and approved, the following proposals at the Annual Meeting:

Proposal 1.  Election of two Class II Directors to serve three-year terms expiring at the 2025 Annual Meeting of Stockholders

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Mary E. McBride	7,405,664	1,947,688	3,139	1,479,384
Barth E. Whitham	7,378,147	1,974,632	3,712	1,479,384

Proposal 2.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,806,802	20,046	9,027	—

Proposal 3.  Approval, on an advisory basis, of the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,737,917	231,584	386,990	1,479,384

Proposal 4.  Approval of the Amended and Restated Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,541,008	2,317,316	498,167	1,479,384

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Intrepid Potash, Inc. Amended and Restated Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: May 23, 2022	By:	/s/ Matthew D. Preston
Matthew D. Preston
Chief Financial Officer